Exhibit 99.2

MACY’S, INC. ANNOUNCES PRICING OF DEBT TENDER OFFER
CINCINNATI -- December 12, 2018 -- Macy’s, Inc. (NYSE: M) today announced the pricing terms of the previously announced tender offer (the “Tender Offer”) of its wholly owned subsidiary, Macy’s Retail Holdings, Inc. (the “Company”), to purchase up to $750 million in aggregate principal amount (the “Maximum Tender Offer Amount”) of the outstanding debt securities identified in the Company’s Offer to Purchase dated Nov. 28, 2018 (the “Offer to Purchase”) (collectively, the “Notes”). The terms and conditions of the Tender Offer are described in the Offer to Purchase, as amended by Macy’s, Inc.’s press release issued earlier today, and the related Letter of Transmittal dated Nov. 28, 2018 (the “Letter of Transmittal”).
The total consideration to be paid in the Tender Offer for each series of Notes accepted for purchase was determined by reference to a fixed spread specified for such series of Notes over the yield (the “Reference Yield”) based on the bid-side price of the applicable U.S. Treasury Security, in each case as set forth in the table below (the “Total Tender Offer Consideration”). The Reference Yields (as determined pursuant to the Offer to Purchase) listed in the table below were determined at 11 a.m., New York City time, today, Dec. 12, 2018, by the Dealer Managers (identified below). The Total Tender Offer Consideration for each series of Notes includes an early tender premium of $30.00 per $1,000 principal amount of Notes accepted for purchase by the Company.
The following table sets forth pricing information for the Tender Offer:

CUSIP Number	Title of Security	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Tender Offer Consideration (1)
577778CB7	6.65% Senior Debentures due 2024	2.875% U.S. Treasury due 10/31/2023	2.773%	180	$1,101.37
577778BL6	8.75% Senior Debentures due 2029	3.125% U.S. Treasury due 11/15/2028	2.901%	325	$1,197.73
577778BK8	7.875% Senior Debentures due 2030	3.125% U.S. Treasury due 11/15/2028	2.901%	325	$1,138.07
577778BQ5	6.9% Senior Debentures due 2032	3.125% U.S. Treasury due 11/15/2028	2.901%	320	$1,071.25
577778CE1	6.7% Senior Debentures due 2034	3.00% U.S. Treasury due 8/15/2048	3.142%	320	$1,035.04
314275AC2	6.375% Senior Notes due 2037	3.00% U.S. Treasury due 8/15/2048	3.142%	320	$1,003.41
31410HAQ4	6.9% Senior Debentures due 2029	3.125% U.S. Treasury due 11/15/2028	2.901%	285	$1,088.26
577778BH5	6.7% Senior Debentures due 2028	3.125% U.S. Treasury due 11/15/2028	2.901%	285	$1,069.99
55616XAC1	7.0% Senior Debentures due 2028	3.125% U.S. Treasury due 11/15/2028	2.901%	275	$1,095.42
55616XAB3	6.79% Senior Debentures due 2027	3.125% U.S. Treasury due 11/15/2028	2.901%	270	$1,080.13
55616XAM9	4.5% Senior Notes due 2034	3.00% U.S. Treasury due 8/15/2048	3.142%	310	$825.26

(1)	Per $1,000 principal amount of the Notes that are accepted for purchase.

All payments for Notes tendered on or before 5 p.m., New York City time, on Dec. 11, 2018 (the “Early Tender Date”) that are purchased by the Company will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant series of Notes up to, but not including, the early settlement date, which is currently expected to be Dec. 13, 2018.
As a result of the Tender Offer, Macy’s, Inc. expects to record a one-time pre-tax charge of approximately $28 million in the fourth fiscal quarter of 2018. By completing the Tender Offer, Macy’s interest expense is anticipated to be reduced on a full year basis by approximately $47 million. The one-time pre-tax charge is excluded from guidance.
Although the Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on Dec. 26, 2018, because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an amount that exceeds the Maximum Tender Offer Amount, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Date.
BofA Merrill Lynch, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are the Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact BofA Merrill Lynch at (toll-free) (888) 292-0070, Credit Suisse Securities (USA) LLC at (toll-free) (800) 820-1653, J.P. Morgan Securities LLC at (toll-free) (866) 834-4666 and Wells Fargo Securities, LLC at (toll-free) (866) 309-6316. Requests for copies of the Offer to Purchase, Letter of Transmittal and related materials should be directed to D.F. King & Co., Inc. at (toll-free) (800) 761-6523, collect at (212) 269-5550 or by email to macys@dfking.com. Questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. at (toll-free) (800) 761-6523, collect at (212) 269-5550 or by email to macys@dfking.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase, as amended by Macy’s, Inc.’s press release issued earlier today, and the information in this press release is qualified by reference to the Offer to Purchase and related Letter of Transmittal, as amended. None of Macy’s or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Macy’s nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
Macy’s, Inc. is one of the nation’s premier retailers. With fiscal 2017 sales of $24.837 billion and approximately 130,000 employees, the company operates approximately 690 department stores under the nameplates Macy’s and Bloomingdale’s, and more than 180 specialty stores that include Bloomingdale’s The Outlet, Bluemercury, Macy’s Backstage and STORY. Macy’s, Inc. operates stores in 44 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Bloomingdale’s stores in Dubai and Kuwait are operated by Al Tayer Group LLC under license agreements. Macy’s, Inc. has corporate offices in Cincinnati, Ohio, and New York, New York.
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of federal tax reform, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by Macy’s with the Securities and Exchange Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
(NOTE: Additional information on Macy’s, Inc., including past press releases, is available at www.macysinc.com/pressroom).
Contacts:

Media – Radina Russell
646-429-7358
Radina.russell@macys.com

Investors – Monica Koehler
513-579-7780
investors@macys.com